                                     CYGNUS, INC.

                                          TO

               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                                      AS TRUSTEE

                                     ____________

                            SECOND SUPPLEMENTAL INDENTURE

                            Dated as of October 28, 1998

                                     ____________

                                     $43,000,000

                  4% Senior Subordinated Convertible Notes due 2005

                                     ____________

                Supplemental to Indenture Dated as of February 3, 1998

                                         And

              First Supplemental Indenture Dated as of February 3, 1998

                                     CYGNUS, INC.
                                          TO
                         STATE STREET BANK AND TRUST COMPANY
                           OF CALIFORNIA, N.A., AS TRUSTEE

                            SECOND SUPPLEMENTAL INDENTURE
                  4% Senior Subordinated Convertible Notes due 2005

     SECOND SUPPLEMENTAL INDENTURE, dated as of October 28, 1998, between CYGNUS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 400 Penobscot Drive, Redwood City, California 94063-4719, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Original Indenture mentioned below (herein called the "Trustee").

                               RECITALS OF THE COMPANY

     The Company and the Trustee have heretofore entered into an Indenture, dated as of February 3, 1998 (the "Original Indenture") and a First Supplemental Indenture, dated as of February 3, 1998 (the "First Supplemental Indenture"; the Original Indenture, as amended by the First Supplemental Indenture being the "Indenture").

     Section 902 of the Original Indenture provides that, with the consent of all of the Holders of each Outstanding Security affected thereby, the Company, when authorized by a Board Resolution, and the Trustee, at any time or from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of, among other things, making any change that adversely affects the right to convert any security as provided in Article Fourteen of the Original Indenture or pursuant to Section 301 of the Original Indenture or decrease the conversion rate or increase the conversion price of any such security.

     In addition to the requirements of Section 902 of the Original Indenture, Section 9.11 of the First Supplemental Indenture provides that, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change the obligations of the Company to redeem or repurchase Notes pursuant to Section 6.01 or Article Seven of the First Supplemental Indenture or reduce the Minimum Conversion Redemption Price or the Redemption Price.

     The Company desires to amend the provisions of the Indenture and the First Supplemental Indenture as set forth herein.

     The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

     All things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

                                       1.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, without preference, priority or distinction of any of the Notes over any of the others by reason of priority in time of issuance or otherwise, except as otherwise provided in the Original Indenture or the First Supplemental Indenture, in each case as amended by this Supplemental Indenture, as follows:

                                     ARTICLE ONE
                                     DEFINITIONS

SECTION 1.01   DEFINITIONS.

     (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

          (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) terms used herein in capitalized form and defined in the Original Indenture or the First Supplemental Indenture and not otherwise defined herein shall have the respective meanings specified in the Indenture or the First Supplemental Indenture;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

          (4) the terms defined in the first paragraph of the Recitals of the Company herein shall have the meanings specified therein;

          (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

          (6) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and Section 1.01(a) of the First Supplemental Indenture is hereby amended to add the following terms and definitions thereto and any terms defined in Section 1.01(a) of the First Supplemental Indenture which is also defined below is hereby amended to read as set forth below:

     "Applicable Interest Rate" means interest per annum at a rate equal to:
(i) for any interest accrued on the Notes prior to the Second Supplement Effective Date, 4.4% and (ii) for any interest accrued on the Restructuring Tranche Notes on and after the Second Supplement Effective Date, 5.5%.

                                       2.

     "Bid Price" on any date means the per share closing bid price for the Common Stock on such date (and, in the case of the use of the term Bid Price to determine the Conversion Price in connection with any conversion of a Note by the Holder thereof, in a bid in which neither such Holder nor any Holder nor any of their respective Affiliates is the bidder), on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) Nasdaq, in either case as reported by Bloomberg, L.P. (subject during any Measurement Period to equitable adjustment from time to time as provided in Section 9.15(a) of the First Supplemental Indenture for events occurring or for which "ex-" trading commences during such Measurement Period).

     "Closing Bid Price" means, for any date of determination, the arithmetic average of the Bid Price on each of the Trading Days occurring during the applicable Measurement Period.

     "Closing Date Price" means the Closing Bid Price in effect on the Second Supplement Effective Date, subject to adjustment as provided in Section 9.15(a) of the First Supplemental Indenture.

     "Closing Conversion Tranche Note" means any Note which, at the time of its authentication by the Trustee, bears a notation that such Note is a Closing Conversion Tranche Note as provided in Section 2.01 of this Supplemental Indenture and Section 8.01 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture).

     "Closing Conversion Tranche Price" means, (i) for any date of determination on and after the Second Supplement Effective Date but before February 1, 1999, the Closing Date Price, (ii) for any date of determination on and after February 1, 1999 but before July 1, 1999, the HIGHER of (A) the Closing Date Price and (B) the February 1 Price, and (iii) for any date of determination on and after July 1, 1999, the LOWER of (A) the Low Trading Price in effect on such date of determination and (B) the HIGHEST of (1) the Closing Date Price, (2) the February 1 Price and (3) the July 1 Price.

     "Common Stock" means the Common Stock, par value $.001 per share, of the Company, together with related Preferred Stock Purchase Rights (until such time as such rights are no longer applicable or the Rights Agreement is terminated) or similar rights of the Company applicable to the Common Stock generally, or any shares of capital stock and the related rights into which such class of stock or such rights shall be changed or reclassified after the Second Supplemental Effective Date.

     "Computed Price" means, for any date of determination, the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending one Trading Day prior to such date of determination; PROVIDED, HOWEVER, that when used for purposes of exercise of the Stock Payment Option in respect of any payment of interest on the Restructuring Tranche Notes, "Computed Price" means, on any date of determination, the Closing Bid Price in effect on such date of determination.

     "Conversion Agent" means ChaseMellon Shareholder Services L.L.C. or any successor thereof serving as conversion agent and registrar for the Common Stock.

                                       3.

     "Conversion Agent Agreement Amendment" means the Conversion Agent Agreement Amendment to be entered into by and among the Company, the Conversion Agent and the Trustee for the benefit of the holders of the Notes in the form attached hereto as ANNEX I.

     "Conversion Price" means (i) in the case of any Closing Conversion Tranche Notes, the applicable Closing Conversion Tranche Price, (ii) in the case of any Gated Conversion Tranche Notes, the applicable Gated Conversion Tranche Price, (iii) in the case of any Redemption-Gated Conversion Tranche Notes, the applicable Redemption-Gated Conversion Tranche Price, as provided in Section 8.01 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture) and (iv) in the case of any conversion of any Restructuring Tranche Note called for redemption, the Redemption-Conversion Price.

     "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

     "February 1 Price" means the Closing Bid Price in effect on February 1, 1999, subject to adjustment as provided in Section 9.15(a) of the First Supplemental Indenture.

     "Final Maturity Date" means October 1, 2000.

     "Gated Conversion Tranche Note" means any Note which, at the time of its authentication by the Trustee, bears a notation that such Note is a Gated Conversion Tranche Note as provided in Section 2.01 of this Supplemental Indenture and Section 8.01 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture).

     "Gated Conversion Tranche Price" means, on any date of determination, the LOWER of (i) the Low Trading Price in effect on such date of determination and (ii) the HIGHER of (A) the February 1 Price and (B) the July 1 Price; PROVIDED, HOWEVER, that in the case of the date of determination that is June 30, 1999, such term shall mean the February 1 Price.

     "Interest Note" shall have the meaning provided in Section 4.11 of this Supplemental Indenture.

     "Interest Payment Date" means December 15 of each year.

     "July 1 Price" means the Closing Bid Price in effect on July 1, 1999, subject to adjustment as provided in Section 9.15(a) of the First
Supplemental Indenture.

     "Low Trading Price" means, for any date of determination, the arithmetic average of the lowest per share Trading Price on each of the two Trading Days on which the two lowest daily per share Trading Prices occurred during the applicable Measurement Period.

     "Maximum Monthly Gated Conversion Amount" as applicable to any Gated Conversion Tranche Note means an aggregate amount for any single calendar month equal to 15% of the principal amount of such Note outstanding on the Second Supplement Effective Date.

     "Maximum Monthly Redemption-Gated Conversion Amount" as applicable to any Redemption-Gated Conversion Tranche Note means an aggregate amount for any single calendar

                                       4.

month equal to 15% of the original principal amount of such Note outstanding on the Second Supplement Effective Date.

     "Measurement Period" means, (i) in respect of any date of determination for purposes of determining the Low Trading Price, the period of ten consecutive Trading Days ending on and including the Trading Day immediately prior to such date of determination and (ii) in respect of any date of determination for purposes of determining the Closing Bid Price, the period of fifteen consecutive Trading Days ending on and including the Trading Day immediately prior to such date of determination; PROVIDED, HOWEVER, that, if on any Trading Day during a Measurement Period determined in accordance with the preceding clause (i) or clause (ii), as the case may be, there shall be no reported Trading Price of the Common Stock, in the case of a determination of the Measurement Period for purposes of determining an applicable Low Trading Price, or no reported Bid Price of the Common Stock, in the case of a determination of the Measurement Period for purposes of determining an applicable Closing Bid Price, as the case may be, then such Measurement Period shall be extended by one Trading Day for each such Trading Day on which there shall be no such reported Trading Price or Bid Price, as the case may be.

     "Notes" means (i) prior to the Second Supplement Effective Date, collectively, the Tranche 1 Notes and the Tranche 2 Notes and (ii) on and after the Second Supplement Effective Date, collectively, the Closing Conversion Tranche Notes, the Gated Conversion Tranche Notes, and the Redemption-Gated Conversion Tranche Notes.

     "Preliminary December Meeting Proxy" has the meaning set forth in the definition of SEC Reports.

     "Redemption-Conversion Price" means, on any date of determination in respect of any conversion of a Restructuring Tranche Note with respect to which the Holder thereof has been given (in the manner provided in the Notes) a Redemption Notice, the Conversion Price that would otherwise apply to conversion of such Restructuring Tranche Note if such conversion were occurring in the absence of a Redemption Notice in respect of such Restructuring Tranche Note; provided that (i) in the case of any conversion of any portion of a Gated Conversion Tranche Note called for redemption (in the manner provided in the Notes) prior to February 1, 1999, the applicable Redemption-Conversion Price shall be the Closing Date Price, and (ii) in the case of any conversion of any portion of the Gated Conversion Tranche Notes called for redemption (in the manner provided in the Notes) on or after February 1, 1999 and before July 1, 1999, the applicable Redemption-Conversion Price shall be the February 1 Price.

     "Redemption Date" has the meaning set forth in the First Supplemental Indenture, except that the reference to Section 6.05 made therein shall instead be a reference to Section 6.09.

     "Redemption-Gated Conversion Tranche Note" means any Note which, at the time of its authentication by the Trustee, bears a notation that such Note is a Redemption-Gated Conversion Tranche Note as provided in Section 2.01 of this Supplemental Indenture and Section 8.01 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture).

                                       5.

     "Redemption-Gated Conversion Tranche Price" means, on any date of determination, the LOWER of (i) the Low Trading Price in effect on such date of determination and (ii) the July 1 Price.

     "Redemption Notice" means a Redemption Notice in the form set forth in
Section 6.06 of the First Supplemental Indenture, except that the reference to Section 6.05 made therein shall instead be a reference to Section 6.09.

     "Restructuring Tranche Notes" means, collectively, the Closing Conversion Tranche Notes, the Gated Conversion Tranche Notes and the Redemption-Gated Conversion Tranche Notes.

     "Rollover Gated Conversion Amount" as applicable to any Gated Conversion Tranche Note during any calendar month means the cumulative amount from time to time of the portions of all Maximum Monthly Gated Conversion Amounts applicable to such Note for each calendar month prior to the calendar month in which the Rollover Gated Conversion Amount is being determined that was not used for conversion exercises in the calendar month in which such Maximum Monthly Gated Conversion Amount arose and which has not been used for conversion exercises prior to the date on which the Rollover Gated Conversion Amount for such Note is being determined.

     "Rollover Redemption-Gated Conversion Amount" as applicable to any Redemption-Gated Conversion Tranche Note during any calendar month means the cumulative amount from time to time of the portions of all Maximum Monthly Redemption-Gated Conversion Amounts applicable to such Note for each calendar month prior to the calendar month in which the Rollover Redemption-Gated Conversion Amount is being determined that was not used for conversion exercises in the calendar month in which such Maximum Monthly Redemption-Gated Conversion Amount arose and which has not been used for conversion exercises prior to the date on which the Rollover Redemption-Gated Conversion Amount for such Note is being determined.

     "SEC Reports" means the 1996 10-K, the Prospectus (as defined in the Note Purchase Agreements), the Company's Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders and the Company's preliminary proxy statement for its special meeting of stockholders scheduled for December 1, 1998 (the "Preliminary December Meeting Proxy"), in each case filed with the SEC.

     "Second Supplement Effective Date" has the meaning set forth in Section
3.01 of this Supplemental Indenture.

     "Second Supplement Post-Redemption Outstanding Amount" has the meaning set forth in Section 4.10 of this Supplemental Indenture.

     "Second Supplemental Indenture" or "this Supplemental Indenture," when used in reference to this instrument, means this instrument as originally executed or, if amended pursuant to the applicable provisions of the Indenture, as amended or supplemented and "this

                                       6.

Indenture" or "this Supplemental Indenture" means, when used in reference to the Original Indenture or the First Supplemental Indenture, respectively, such instrument, as the case may be, as amended by this Supplemental Indenture and otherwise pursuant to the applicable provisions of the Indenture, as amended or supplemented.

     "Securities" means, collectively, the Notes and the Conversion Shares.

     "Shares" means the Conversion Shares and the Payment Shares.

     "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests have ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Supplemental Indentures" means the First Supplemental Indenture and the Second Supplemental Indenture.

     "Transaction Documents" means, collectively, the Indenture, this Supplemental Indenture, the Notes, the Conversion Agent Agreement Amendment and the other agreements, instruments and documents contemplated hereby and thereby.

                                   ARTICLE TWO
                  AMENDMENTS TO THE FIRST SUPPLEMENTAL INDENTURE

SECTION 2.01 FORM OF NOTES. Section 2.01 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

          The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and the Supplemental Indentures, and may have such other letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof. On the Second Supplement Effective Date, Notes having an aggregate principal amount equal to (i) $6,000,000 shall be designated as Closing Conversion Tranche Notes, (ii) $6,000,000 shall be designated Gated Conversion Tranche Notes and (iii) Notes having an aggregate principal amount equal to $12,500,000 shall be designated Redemption-Gated Conversion Tranche Notes in order to give effect to the limitations in Section 8.01 hereof regarding the dates on which and prices at which Notes are convertible in accordance therewith. The Restructuring Tranche Notes to be so designated shall be determined pro rata based on the principal amount of each Outstanding Note on the Second Supplement Effective Date, after giving effect to the redemption of Notes pursuant to
     Section 4.10 of this Supplemental Indenture.

                                       7.

SECTION 2.02   FORM OF FACE OF NOTES.  Section 2.02 of the First
Supplemental Indenture is hereby amended and restated in its entirety as follows:

     SECTION 2.02A.  Form of Closing Conversion Tranche Note.

                                  CYGNUS, INC.

No.                                                           $
    ---------                                                  ---------------

Closing Conversion Tranche

                                             Maximum Share Amount
                                                                  ------------

     Cygnus, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _______________ Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on the Final Maturity Date, and to pay interest thereon from February 3, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on December 15 in each year, commencing on December 15, 1998, and at the Maturity of this Security, at the Applicable Interest Rate, until the principal hereof is paid or made available for payment, provided that any installment of interest, which is overdue shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus 2.5% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indentures, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indentures.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Security, interest payable on the Interest Payment Dates may be paid, on 20 Trading Days' prior written notice to the Holder in accordance with Section
3.02 of the First Supplemental Indenture (as amended by the Second

                                       8.

Supplemental Indenture), in whole or in part in fully paid and non-assessable shares (calculated to the nearest 1/100th of a share) of Common Stock; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; PROVIDED FURTHER, HOWEVER, that cash payments shall be made by wire transfer of immediately available funds to such account within the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     The obligations of the Company under this Security are subordinated on the terms set forth in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Supplemental Indentures or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 CYGNUS, INC.
       ------------------------------

                                       By:
                                           ---------------------------------

                                           Title:
                                                  --------------------------
Attest:
        -----------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.,
                                       as Trustee


                                       By:
                                           ---------------------------------
                                                  Authorized Officer
Date of Authentication:           ,    ,
                         ---------  ---  ----


     SECTION 2.02B.  FORM OF GATED CONVERSION TRANCHE NOTE.

                                       9.

CYGNUS, INC.

No.                                                               $
    ---------                                                      -------------

Gated Conversion Tranche

                                              Maximum Share Amount
                                                                   -------------

     Cygnus, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ______________ Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on the Final Maturity Date, and to pay interest thereon from February 3, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on December 15 in each year, commencing on December 15, 1998, and at the Maturity of this Security, at the Applicable Interest Rate, until the principal hereof is paid or made available for payment, provided that any installment of interest, which is overdue shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus 2.5% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indentures, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indentures.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Security, interest payable on the Interest Payment Dates may be paid, on 20 Trading Days' prior written notice to the Holder in accordance with Section
3.02 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture), in whole or in part in, fully paid and non-assessable shares (calculated to the nearest 1/100th of a share) of Common Stock; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; PROVIDED FURTHER, HOWEVER, that cash payments shall be made by wire transfer of immediately available funds to such account within

                                       10.

the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     The obligations of the Company under this Security are subordinated on the terms set forth in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Supplemental Indentures or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 CYGNUS, INC.
       ------------------------------

                                       By:
                                           ---------------------------------

                                           Title:
                                                  --------------------------
Attest:
        -----------------------------

                                       11.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.,
                                       as Trustee


                                       By:
                                           ---------------------------------
                                                  Authorized Officer
Date of Authentication:           ,    ,
                         ---------  ---  ----

     SECTION 2.02C.  FORM OF REDEMPTION-GATED CONVERSION TRANCHE NOTE.

                                  CYGNUS, INC.

No.                                                               $
    ---------                                                      -------------

Redemption-Gated Conversion Tranche

                                              Maximum Share Amount
                                                                   -------------

     Cygnus, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on the Final Maturity Date, and to pay interest thereon from February 3, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on December 15 in each year, commencing on December 15, 1998, and at the Maturity of this Security, at the Applicable Interest Rate, until the principal hereof is paid or made available for payment, provided that any installment of interest, which is overdue shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus 2.5% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indentures, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall

                                       12.

be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indentures.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Security, interest payable on the Interest Payment Dates may be paid, on 20 Trading Days' prior written notice to the Holder in accordance with Section
3.02 of the First Supplemental Indenture (as amended by the Second Supplemental Indenture), in whole or in part in fully paid and non-assessable shares (calculated to the nearest 1/100th of a share) of Common Stock; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; PROVIDED FURTHER, HOWEVER, that cash payments shall be made by wire transfer of immediately available funds to such account within the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     The obligations of the Company under this Security are subordinated on the terms set forth in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Supplemental Indentures or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 CYGNUS, INC.
       ------------------------------

                                       By:
                                           ---------------------------------

                                           Title:
                                                  --------------------------
Attest:
        -----------------------------

                                       13.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                       AS TRUSTEE


                                       By:
                                           ---------------------------------
                                                  Authorized Officer
Date of Authentication:           ,    ,
                         ---------  ---  ----


SECTION 2.03 FORM OF REVERSE OF NOTES. Section 2.03 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

     SECTION 2.03A. FORM OF REVERSE OF CLOSING CONVERSION TRANCHE NOTES. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 3, 1998 (the "Original Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Original Indenture), a First Supplemental Indenture, dated as of February 3, 1998, between the Company and the Trustee (the "First Supplemental Indenture"), and a Second Supplemental Indenture, dated as of October __, 1998, between the Company and the Trustee (the "Second Supplemental Indenture" and, together with the First Supplemental Indenture, being the "Supplemental Indentures," the Original Indenture, as amended by the Supplemental Indentures, being the "Indenture," which terms shall have the respective meanings assigned to them in such instruments), and reference is hereby made to the Original Indenture, and Supplemental Indentures and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $43,000,000 until the Second Supplemental Indenture becomes effective, and thereafter limited in aggregate principal amount to $24,500,000 (in each such case except as otherwise provided in the Indenture and the Supplemental Indentures).

     The Securities of this series are subject to redemption in whole or in part from time to time upon not less than four Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by overnight delivery or such other means permitted by the Indenture which shall result in such notice being received by the Holder), which shall be deemed given upon receipt by the Holder, at any time at a Redemption Price equal to

                                       14.

100% of the outstanding principal amount PLUS accrued and unpaid interest to the Redemption Date but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Original Indenture and Supplemental Indentures; PROVIDED that from and after any Redemption Notice shall be given in respect of any portion of this Note to and including the date that is one Trading Day immediately prior to the Redemption Date set forth therein, the Holder hereof shall be entitled to convert in accordance with the Original Indenture and Supplemental Indentures in whole or in part up to 100% of the principal amount of any portion of this Security subject to such Redemption Notice, plus an amount equal to accrued and unpaid interest thereon plus any Default Interest to the date of conversion, at the applicable Redemption-Conversion Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture and Supplemental Indentures upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Original Indenture and Supplemental Indentures contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and Supplemental Indentures.

     Subject to the provisions of the Original Indenture and the Supplemental Indentures, the Holder of this Security is entitled, at its option, (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at 11:59 p.m., Eastern Time, on the Trading Day immediately prior to the Redemption Date as provided in the Original Indenture and the Supplemental Indentures unless the Company defaults in making the payment due upon redemption and subject, however, to the conversion right provided for in the second paragraph hereof), to convert the principal amount of this Security (or any portion hereof which is at least equal to $5,000 (or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion)), plus an amount equal to accrued and unpaid interest thereon (including any Default Interest) to the date of conversion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the Closing Conversion Tranche Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture. Upon such conversion, no adjustment is to be made for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest or may round up the number of shares of Common Stock issued on conversion as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture and the Supplemental Indentures. In addition, the Indenture provides that in case of

                                       15.

certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company or certain share exchanges involving the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, on the basis provided in the Indenture. In the event of conversion of this Security in part only, if the Holder elects to surrender this security in connection therewith, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and premium on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Original Indenture or the Supplemental Indentures and no provision of this Security or of the Original Indenture or the Supplemental Indentures shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                                       16.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. THE HOLDER IS SUBJECT TO RESTRICTIONS ON TRANSFER OF THIS SECURITY PURSUANT TO THE INDENTURE AND THE APPLICABLE NOTE PURCHASE AGREEMENT.

     The Securities of this series are issuable only in registered form without coupons. As provided in the Original Indenture and the Supplemental Indentures and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture or the Supplemental Indentures shall have the meanings assigned to them therein (but any such terms which are superseded by a Supplemental Indenture shall have the meanings assigned to them in such Supplemental Indenture).

     2.03B. FORM OF REVERSE OF GATED CONVERSION TRANCHE NOTES. THIS Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 3, 1998 (herein called the "Original Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Original Indenture), a First Supplemental Indenture, dated as of February 3, 1998, between the Company and the Trustee (the "First Supplemental Indenture"), and a Second Supplemental Indenture, dated as of October ___, 1998, between the Company and the Trustee (the "Second Supplemental Indenture" and, together with the First Supplemental Indenture, being the "Supplemental Indentures", the Original Indenture, as amended by the Supplemental Indentures, being the "Indenture", which terms shall have the respective meanings assigned to them in such instruments), and reference is hereby made to the Original Indenture and the Supplemental Indentures and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the

                                       17.

Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $43,000,000 until the Second Supplemental Indenture becomes effective, and thereafter limited in aggregate principal amount to $24,500,000 (in each such case except as otherwise provided in the Indenture and the Supplemental Indentures).

     The Securities of this series are subject to redemption in whole or in part from to time upon not less than four Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by overnight delivery or such other means permitted by the Indenture which shall result in such notice being received by the Holder), which shall be deemed given upon receipt by the Holder, at any time at a Redemption Price equal to 100% of the outstanding principal amount PLUS accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Original Indenture and Supplemental Indentures; PROVIDED that from and after any Redemption Notice shall be given in respect of any portion of this Note to and including the date that is one Trading Day immediately prior to the Redemption Date set forth therein, the Holder hereof shall be entitled to convert in accordance with the Original Indenture and Supplemental Indentures in whole or in part up to 100% of the principal amount of any portion of this Security subject to a Redemption Notice, plus an amount equal to accrued and unpaid interest thereon plus any Default Interest to the date of conversion, at the applicable Redemption-Conversion Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture and Supplemental Indentures, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture; PROVIDED HOWEVER, that such conversion right shall apply to not more than 50% of any portion of the principal amount of this Security called for redemption in a Redemption Notice given to the Holder (in the manner provided in this Security) prior to February 1, 1999, plus an amount equal to accrued and unpaid interest thereon plus any Default Interest to the date of conversion.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Original Indenture and the Second Supplemental Indenture contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and the Second Supplemental Indenture.

     Subject to the provisions of the Original Indenture and the Second Supplemental Indenture, the Holder of this Security is entitled, at its option on and after June 30, 1999 (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at 11:59 p.m. Eastern Time, on the Trading Day immediately prior to the Redemption Date as provided in the Original Indenture and the Supplemental Indentures, unless

                                       18.

the Company defaults in making the payment due upon redemption and subject, however, to the conversion right provided for in the second paragraph hereof), to convert (A) on June 30, 1999, the principal amount hereof (or any portion hereof which is at least equal to $5,000 (or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion)), plus an amount equal to accrued and unpaid interest thereon (including any Default Interest) to the date of conversion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the February 1 Price for each share of Common Stock, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture and (B) on and after July 1, 1999 and prior to the date this Security is paid in full, in any one calendar month, all or from time to time any part of the outstanding and unpaid principal amount hereof in an aggregate amount in such month of not more than the sum of the Maximum Monthly Gated Conversion Amount and the Rollover Gated Conversion Amount, if any, applicable hereto (or any portion hereof which is at least equal to $5,000 (or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion)), plus an amount equal to accrued and unpaid interest thereon (including Default Interest) to the date of conversion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the Gated Conversion Tranche Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture. Upon any such conversion, no adjustment is to be made for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest or may round up the number of shares of Common Stock issued on conversion as provided in the Indenture. The
Conversion Price is subject to adjustment as provided in the Original Indenture and Supplemental Indentures. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company or certain share exchanges involving the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, on the basis provided in the Indenture. In the event of conversion of this Security in part only, if the Holder elects to surrender this security in connection therewith, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and premium on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount

                                       19.

of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Original Indenture or the Supplemental Indentures and no provision of this Security or of the Original Indenture or the Supplemental Indentures shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. THE HOLDER IS SUBJECT TO RESTRICTIONS ON TRANSFER OF THIS SECURITY PURSUANT TO THE INDENTURE AND THE APPLICABLE NOTE PURCHASE AGREEMENT.

     The Securities of this series are issuable only in registered form without coupons. As provided in the Original Indenture and the Supplemental Indentures and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                                       20.

     No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture or the Supplemental Indentures shall have the meanings assigned to them therein (but any such terms which are superseded by a Supplemental Indenture shall have the meanings assigned to them in such Supplemental Indenture).

     2.03C. FORM OF REVERSE OF REDEMPTION-GATED CONVERSION TRANCHE NOTES. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 3, 1998 (herein called the "Original Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Original Indenture), a First Supplemental Indenture, dated as of February 3, 1998, between the Company and the Trustee (the "First Supplemental Indenture"), and a Second Supplemental Indenture, dated as of October __, 1998, between the Company and the Trustee (the "Second Supplemental Indenture" and, together with the First Supplemental Indenture, being the "Supplemental Indentures", the Original Indenture, as amended by the Supplemental Indentures, being the "Indenture", which terms shall have the respective meanings assigned to them in such instruments), and reference is hereby made to the Original Indenture and the Supplemental Indentures and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $43,000,000 until the Second Supplemental Indenture becomes effective, and thereafter limited in aggregate principal amount to $24,500,000 (in each such case except as otherwise provided in the Indenture and the Supplemental Indentures).

     The Securities of this series are subject to redemption in whole or in part from to time upon not less than four Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by overnight delivery or such other means permitted by the Indenture which shall result in such notice being received by the Holder), which shall be deemed given upon receipt by the Holder, at any time at a Redemption Price equal to 100% of the outstanding principal amount PLUS accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Original Indenture and

                                       21.

Supplemental Indentures; PROVIDED that from and after any Redemption Notice shall be given in respect of any portion of this Note to and including the date that is one Trading Day immediately prior to the Redemption Date set forth therein, the Holder hereof shall be entitled to convert in accordance with the Original Indenture and the Supplemental Indentures in whole or in part up to 100% of the principal amount of any portion of this Security subject to a Redemption Notice, plus an amount equal to accrued and unpaid interest thereon plus any Default Interest to the date of conversion, at the applicable Redemption-Conversion Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture and the Supplemental Indentures, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture; PROVIDED HOWEVER, that such conversion right shall not apply to any portion of the principal amount of this Security called for redemption in a Redemption Notice given (in the manner provided in this Security) to the Holder prior to July 1, 1999, plus an amount equal to accrued and unpaid interest thereon plus any Default Interest to the date of conversion.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Original Indenture and the Second Supplemental Indenture contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and the Second Supplemental Indenture.

     Subject to the provisions of the Original Indenture and the Second Supplemental Indenture, the Holder of this Security is entitled, at its option on and after July 1, 1999 (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at 11:59 p.m., Eastern Time, on the Trading Day immediately prior to the Redemption Date as provided in the Original Indenture and the Supplemental Indentures unless the Company defaults in making the payment due upon redemption and subject, however, to the conversion right provided for in the second paragraph hereof), to convert, on and after July 1, 1999 and prior to the date this Security is paid in full, in any one calendar month, all or from time to time any part of the outstanding and unpaid principal amount hereof in an aggregate amount in such month of not more than the sum of the Maximum Monthly Redemption-Gated Conversion Amount and the Rollover Gated Conversion Amount, if any, applicable hereto (or any portion hereof which is at least equal to $5,000 (or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion)), plus an amount equal to accrued and unpaid interest thereon (including any Default Interest) to the date of conversion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock, as said shares shall be constituted at the date of conversion, at the Redemption-Gated Conversion Tranche Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture, upon the delivery of a Conversion Notice relating thereto, duly executed in the manner specified in Section 8.03(a) of the First Supplemental Indenture. Upon any such conversion, no adjustment is to be made for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional

                                       22.

shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest or may round up the number of shares of Common Stock issued on conversion as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture and the Supplemental Indentures. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company or certain share exchanges involving the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, on the basis provided in the Indenture. In the event of conversion of this Security in part only, if the Holder elects to surrender this security in connection therewith, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and premium on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Original Indenture or the Supplemental Indentures and no provision of this Security or of the Original Indenture or the Supplemental Indentures shall alter

                                       23.

or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. THE HOLDER IS SUBJECT TO RESTRICTIONS ON TRANSFER OF THIS SECURITY PURSUANT TO THE INDENTURE AND THE APPLICABLE NOTE PURCHASE AGREEMENT.

     The Securities of this series are issuable only in registered form without coupons. As provided in the Original Indenture and the Supplemental Indentures and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture or the Supplemental Indentures shall have the meanings assigned to them therein (but any such terms which are superseded by a Supplemental Indenture shall have the meanings assigned to them in such Supplemental Indenture).

SECTION 2.04 FORM OF CONVERSION NOTICE. Section 2.04 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

                           NOTICE OF CONVERSION OF
              5.5% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2000
                              OF CYGNUS, INC.

To:  ChaseMellon Shareholder Services L.L.C.,
      as Conversion Agent
     235 Montgomery Street, 23rd Floor
     San Francisco, CA 94104

                                       24.

     Attention: Mr. Asa Drew
     Facsimile No.:  (415) 989-5241

     and

     State Street Bank and Trust Company of California, N.A.,
      as Trustee
     633 West 5th Street, 12th Floor
     Los Angeles, CA 90071

     Attention: Corporate Trust Administration
     (Cygnus, Inc. 1998 Note Restructuring)
     Facsimile No.:  (213) 362-7357

     Pursuant to the terms of one of the notes included in the 5.5% Senior Subordinated Convertible Notes due 2000 (the "Notes") issued by Cygnus, Inc., a Delaware corporation (the "Company") which note (the "Holder Note") is held by the undersigned (the "Holder"), the Holder hereby elects to convert $_______________ in principal amount of the Holder Note PLUS $_______________ of accrued and unpaid interest on such principal amount PLUS $_______________ of Default Interest on such interest into shares of Common Stock of the Company, as set forth in this Notice. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Holder Note and in the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (as such terms are defined in the Holder Note).

          (1) The Holder Note to which this Notice pertains is a [Closing Conversion Tranche Note][Gated Conversion Tranche Note][Redemption-Gated Conversion Tranche Note] in the original principal amount, on the date of authentication thereof, of $_____________.

          (2) The number of shares of Common Stock issuable upon the conversion of the Holder Note to which this Notice relates is _______________.

          (3)  (a)   (i)  The type of Conversion Price applicable to the
conversion exercise to which this Notice pertains is [the applicable Closing Conversion Tranche Price] [the applicable Gated Conversion Tranche Price] [the applicable Redemption-Gated Conversion Tranche Price] [the applicable Redemption-Conversion Price].

                    (ii) If such Conversion Price referred to in paragraph 3(a)(i) above is based upon the Low Trading Price, set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to the determination of such Low Trading Price and an indication of the two Trading Prices used for such determination

                                       25.

                        DATE                            TRADING PRICE
         1.                     ,                          $
                ----------------  ------                    ------------
         2.                     ,                          $
                ----------------  ------                    ------------
         3.                     ,                          $
                ----------------  ------                    ------------
         4.                     ,                          $
                ----------------  ------                    ------------
         5.                     ,                          $
                ----------------  ------                    ------------
         6.                     ,                          $
                ----------------  ------                    ------------
         7.                     ,                          $
                ----------------  ------                    ------------
         8.                     ,                          $
                ----------------  ------                    ------------
         9.                     ,                          $
                ----------------  ------                    ------------
         10.                    ,                          $
                ----------------  ------                    ------------

                   (iii) If such Conversion Price referred to in paragraph 3(a)(i) above is based on the Closing Bid Price, set forth below or on a schedule which accompanies this Notice are the Bid Prices during the Measurement Period applicable to the determination of such Conversion Price.

                        DATE                                 BID PRICE
         1.                     ,                          $
                ----------------  ------                    ------------
         2.                     ,                          $
                ----------------  ------                    ------------
         3.                     ,                          $
                ----------------  ------                    ------------
         4.                     ,                          $
                ----------------  ------                    ------------
         5.                     ,                          $
                ----------------  ------                    ------------
         6.                     ,                          $
                ----------------  ------                    ------------
         7.                     ,                          $
                ----------------  ------                    ------------
         8.                     ,                          $
                ----------------  ------                    ------------
         9.                     ,                          $
                ----------------  ------                    ------------
         10.                    ,                          $
                ----------------  ------                    ------------
         11.                    ,                          $
                ----------------  ------                    ------------
         12.                    ,                          $
                ----------------  ------                    ------------
         13.                    ,                          $
                ----------------  ------                    ------------
         14.                    ,                          $
                ----------------  ------                    ------------
         15.                    ,                          $
                ----------------  ------                    ------------


               (b) The Holder hereby represents to the Company that (a) in the case of conversion based on the Low Trading Price, neither the Holder nor any of its Affiliates was the buyer or seller in the trades of shares of Common Stock listed above in Paragraph 3(a)(ii) on which the Conversion Price applicable to this Notice is based or (b) in the case of conversion based on the Closing Bid Price, neither the Holder nor any of its Affiliates was the bidder in the bids listed above in Paragraph 3(a)(iii) and (c) to the actual knowledge of the Holder, based on no investigation by the Holder, neither any other Holder of Notes nor any Affiliate of any other Holder of the Notes was the buyer or seller in any trade of shares of Common Stock listed above in Paragraph 3(a)(ii) or bidder of any Bid Price listed above in Paragraph 3(a)(iii), as the case may be, on which the Conversion Price applicable to this Notice is based.

                                       26.

               (c) The Holder is submitting with this Notice a print-out from Bloomberg, L.P. which shows the trading data on which Trading Prices or Bid Prices, as the case may be, shown above are based, unless such print-out was not reasonably available to the Holder, in which case the Holder will use commercially reasonable efforts to furnish such print-out to the Company on or before the date that is at least two Trading Days after this Notice is given.

               (d) The Holder will use commercially reasonable efforts to give oral confirmation to the Company of the authenticity of this Notice by attempting to contact by telephone the person designated from time to time for such purposes by the Company to the Holder at such telephone number as provided by the Company.

          (4) Please issue a certificate or certificates for __________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


    --------------------------------         --------------------------------
    Name                                     Name


    --------------------------------         --------------------------------
    Address                                  Address


    --------------------------------         --------------------------------
    SS or Tax ID Number                      SS or Tax ID Number


                                             --------------------------------
    Delivery Instructions for
    Common Stock
                                             --------------------------------


                                             --------------------------------


If the Person in whose name any shares of Common Stock are to be issued is other than the Holder, pursuant to the First Supplemental Indenture, the Company is not required to issue or deliver such shares unless and until the Holder shall have paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance of shares of Common Stock or shall have established to the satisfaction of the Company that such tax has been paid.

          (5) The Holder hereby represents to the Company that the exercise of conversion rights contained herein does not violate the provisions of Article Eight of the First Supplemental Indenture relating to beneficial ownership in excess of 4.9% of the Common Stock.

                                       27.

                                       NAME:
                                             -------------------------------
Date
     ------------------------------    -------------------------------------
                                       Signature of Registered Holder
                                       (Must be signed exactly as name
                                       appears in the Holder Note)


SECTION 2.05   SECTION 3.02(c).    Section 3.02(c) of the First Supplemental
Indenture is hereby amended by deleting the phrase "ten days" each place it appears therein and inserting in lieu thereof the phrase "twenty Trading Days."

SECTION 2.06 ARTICLE SIX. Article Six of the First Supplemental Indenture is hereby amended by (i) deleting Sections 6.05, 6.07 and 6.08 in their entirety and inserting in lieu thereof the phrase "[INTENTIONALLY OMITTED]," and (ii) deleting Section 6.09 in its entirety and inserting in lieu thereof the following new Section 6.09:

          SECTION 6.09. REDEMPTION; OTHER REDEMPTION OR PREPAYMENT; ABSENCE OF SINKING FUND. (a) Subject to Section 8.01, the Company shall have the right to redeem all or any part of the Notes, at any time, or in part from time to time at the Redemption Price. In order to exercise its right of redemption under this
     Section 6.09, the Company shall give a Redemption Notice to each Holder of Notes subject to redemption not less than four Trading Days prior to the Redemption Date in the manner provided for in such Notes. On the Redemption Date, the Company shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account within the United States of America as shall be specified for such purpose by each Holder an amount equal to the Redemption Price of the Notes to be redeemed from such Holder on the Redemption Date.

          (b) Notwithstanding the giving of a Redemption Notice, each Holder of Notes subject thereto shall be entitled to exercise such conversion rights in respect of such Notes as are provided for in such Notes and Section 8.01 hereof, by giving an applicable Conversion Notice not later than 11:59 p.m., Eastern Time, on the Trading Day immediately prior to the Redemption Date specified in such Redemption Notice, and otherwise complying with the terms of such Holder's Notes, this Supplemental Indenture and the Indenture applicable to such conversion.

          (c) Except as expressly provided in this Article Six, the Notes shall not be subject to redemption or repayment. The Notes shall not be entitled to the benefit of any sinking fund for retirement of the Notes.

                                       28.

SECTION 2.07 SECTION 8.01. Section 8.01 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

          SECTION 8.01. CONVERSION RIGHT. Each Holder of Notes shall have the right:

     (w) in the case of any Closing Conversion Tranche Note, from and after the Second Supplement Effective Date and then at any time prior to the date such Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of such Note (at least equal to $5,000 or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted from time to time by the Company in its discretion), and accrued and unpaid interest on the principal amount to be converted and on any such interest (including any Default Interest), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, as said shares shall be constituted at the date of conversion, at the Closing Conversion Tranche Price in effect on the date the applicable Conversion Notice is given in accordance with the Indenture and such Note;

     (x) in the case of any Gated Conversion Tranche Note, to convert
     (A) on June 30, 1999, any part of the outstanding and unpaid principal amount of such Note (at least equal to $5,000 or such lesser amount of such principal as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion), and accrued and unpaid interest on the principal amount to be converted and on any such interest, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, as said shares shall be constituted at the date of conversion, at the February 1 Price for each share of Common Stock and (B) on and after July 1, 1999 and prior to the date such Note is paid in full, in any calendar month, all or from time to time any part of the outstanding and unpaid principal amount of such Note in an aggregate amount in such month of not more than the sum of the Maximum Monthly Gated Conversion Amount and the Rollover Gated Conversion Amount applicable to such Gated Conversion Tranche Note (at least equal to $5,000 or such lesser amount of such Maximum Monthly Gated Conversion Amount for any calendar month as shall remain Outstanding at the time of such conversion or may be permitted from time to time by the Company in its discretion), and accrued and unpaid interest on the principal amount to be converted and on any such interest (including any Default Interest), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, as said shares shall be constituted at the date of conversion, at the Gated Conversion Tranche Price for each share of Common Stock in effect at the date the applicable Conversion Notice is given in accordance with the Indenture and such Note;

     (y) in the case of any Redemption-Gated Conversion Tranche Note, to convert on and after July 1, 1999 and then at any time prior to the date such Note is paid in

                                       29.

     full, in any calendar month, all or from time to time any part of the outstanding and unpaid principal amount of such Note in an aggregate amount in such month of not more than the sum of the Maximum Monthly Redemption-Gated Conversion Amount and the Rollover Gated Conversion Amount applicable to such Redemption-Gated Conversion Tranche Note (at least equal to $5,000 or such lesser amount of such Maximum Monthly Redemption-Gated Conversion Amount for any calendar month as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion), and accrued and unpaid interest on the principal amount to be converted and on any such interest (including any Default Interest), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, as said shares shall be constituted at the date of conversion, at the Redemption-Gated Conversion Tranche Price for each share of Common Stock in effect at the date the applicable Conversion Notice is given in accordance with the Indenture and such Note; and

     (z) after any Redemption Notice in respect of any Note shall have been given by the Company to the Holder thereof, such Holder (by giving an applicable Conversion Notice not later than 11:59 p.m. Eastern Time, on the Trading Day immediately prior to the Redemption Date specified in each Redemption Notice and otherwise in accordance with the Supplemental Indentures and such Note) shall be entitled to convert into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock in whole or in part up to 100% of the outstanding and unpaid principal amount of such portion of such Note held by such Holder and subject to such Redemption Notice (at least equal to $5,000 or such lesser amount of such 100% portion as shall remain Outstanding at the time of such conversion or may be permitted by the Company in its discretion), and accrued and unpaid interest on the principal amount to be converted and on any such interest (including any Default Interest), at the applicable Redemption-Conversion Price for each share of Common Stock in effect on the date such Conversion Notice is given; PROVIDED that
     (i) such conversion right shall apply to not more than 50% of any portion of the principal amount of any Gated Conversion Tranche Note called for redemption in a Redemption Notice given (in the manner provided in the Notes) prior to February 1, 1999 (plus accrued and unpaid interest (and any Default Interest) thereon) and (ii) such conversion right shall not apply to any portion of the principal of any Redemption-Gated Conversion Tranche Note called for redemption in a Redemption Notice given prior to July 1, 1999 (plus accrued and unpaid interest (and any Default Interest) thereon).

     Notwithstanding any other provision of the Indenture, any Supplemental Indenture or the Notes, in no event shall a Holder of Notes be entitled at any time to convert any portion of the principal amount of such Holder's Notes (and accrued and unpaid interest thereon and Default Interest on any such interest) in excess of that portion of the principal amount of such Holder's Notes (and accrued and unpaid interest thereon and Default Interest, on any such interest, if any) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder (including shares of Common Stock beneficially owned by all

                                       30.

Aggregated Persons of such Holder) (other than shares of Common Stock deemed beneficially owned by such Holder or any Aggregated Person of such Holder through the ownership of (x) the unconverted portion of the principal amount of any Notes and accrued and unpaid interest thereon and Default Interest on any such interest and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of such Notes and accrued and unpaid interest thereon and Default Interest on any such interest with respect to which the determination in this sentence is being made, would result in beneficial ownership by such Holder and all Aggregated Persons of such Holder of more than 4.9% of the outstanding shares of Common Stock.
For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company and the Trustee shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a Holder of Notes to the Company in connection with a particular conversion, without any obligation on the part of the Company or the Trustee to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Company or the Trustee with respect thereto. The number of shares of Common Stock to be issued upon each conversion of a Note shall be determined by dividing the sum of (1) that portion of the principal amount of such Note to be converted PLUS (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given PLUS (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the date such Conversion Notice is given, by the applicable Conversion Price in effect on the date the Conversion Notice for such conversion is given.

SECTION 2.08   METHOD OF CONVERSION.    Section 8.03(a) of the First
Supplemental Indenture is hereby amended by inserting the following new parenthetical at the end of the first sentence thereof: "(with contemporaneous notice in the same manner provided to the Trustee; provided, however, that the failure to give such notice to the Trustee shall not affect the time or validity of such Conversion Notice)."

     (b) Section 8.03(b) of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

          (b)  If a Holder elects to convert a Note in accordance with
     Section 8.01 of this Supplemental Indenture, such Holder shall not be required to physically surrender such Note unless the entire unpaid principal amount of such Note is so converted. The Company shall maintain records showing the principal amount so converted (including (A) the amount of the Maximum Monthly Gated Conversion Amount applicable to any such Note that is a Gated Conversion Tranche Note, the amounts thereof used for conversion exercises in each month during which Maximum Monthly Gated Conversion Amount conversion limitations are in effect, the amount from time to time of the Rollover Gated Conversion Amounts applicable to such Note and the amounts thereof used for conversion exercises from time to time and (B) the amount of the Maximum Monthly Redemption-Gated Conversion Amount applicable to any such note that

                                       31.

     is a Redemption-Gated Conversion Tranche Note, the amounts thereof used for conversion exercises in each month during which Maximum Monthly Redemption-Gated Conversion Amount conversion limitations are in effect, the amount from time to time of the Rollover Redemption-Gated Conversion Amounts applicable to such note and the amounts thereof used for conversion exercises from time to time) and the dates of such conversions or shall use such other method, reasonably satisfactory to the Majority Holders and the Company, so as not to require physical surrender of such Notes upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of a Note is converted as aforesaid, in addition to compliance with Section 9.12 of this Supplemental Indenture, the Holder of such Note may not transfer such Note unless such Holder first physically surrenders such Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new note of like tenor, registered as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of such Note. EACH HOLDER OF ANY NOTE AND ANY ASSIGNEE, BY ACCEPTANCE OF SUCH NOTE, ACKNOWLEDGES AND AGREES THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF SUCH NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF SUCH NOTE REPRESENTED BY SUCH NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF. The Company may by notice to any Holder from time to time require such Holder to surrender such Holder's Note in exchange for the issuance by the Company of a new Note in a principal amount equal to the outstanding principal amount of such Note and otherwise having terms identical to such Note.

SECTION 2.09   ADDITIONAL AMENDMENTS.   Sections 4.01, 4.02, 5.01, 5.03 and
6.01 of the First Supplemental Indenture are hereby amended by deleting the phrase "February 1, 2000" each place it appears therein and inserting in lieu thereof the phrase "October 1, 2000".

                                  ARTICLE THREE
                           EFFECTIVENESS OF AMENDMENTS

SECTION 3.01 CONDITIONS TO EFFECTIVENESS. The modifications to the Indenture and the First Supplemental Indenture specified in Articles I and II of this Supplemental Indenture shall become effective upon, and not prior to, the date (the "Second Supplement Effective Date") that all of the following conditions precedent shall have been satisfied:

     (a) Each Holder of an outstanding Note shall have executed and delivered to the Trustee a Letter of Consent in the form attached hereto as ANNEX II;

     (b) The Trustee and the Company shall have executed and delivered one to the other this Supplemental Indenture;

                                       32.

     (c) The Transfer Agent, the Trustee and the Company shall have executed and delivered, one to the others, the Conversion Agent Agreement Amendment in the form attached hereto as ANNEX I;

     (d)  (i)   The representations and warranties of the Company contained in Section 4.01 of this Supplemental Indenture shall have been true and correct on the Second Supplement Effective Date as if made on and as of the Second Supplement Effective Date (except for any representation given as of a specific date, which representation shall be true and correct as of such date), and on or before the Second Supplement Effective Date the Company shall have performed all covenants and agreements of the Company contained in any of the Transaction Documents which are required to be performed by the Company on or before the Second Supplement Effective Date (after giving effect to this Second Supplemental Indenture and the amendment provided for herein);

         (ii) No event which (1) would constitute an Event of Default or, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or
     (2) would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

        (iii) On the Second Supplement Effective Date, no legal action, suit or proceeding shall be pending or to the Company's knowledge, threatened which seeks to restrain or prohibit the transactions contemplated by this Supplemental Indenture;

         (iv) The Company shall have delivered to the Trustee its certificate, dated the Second Supplement Effective Date, duly executed by its President and Chief Executive Officer to the effect set forth in subparagraphs (d)(i), (ii) and (iii);

     (e) The Company shall have delivered to the Trustee a certificate, dated the Second Supplement Effective Date, of the Secretary of the Company certifying (i) the Certificate of Incorporation and By-Laws of the Company as in effect on the Second Supplement Effective Date, and (ii) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Supplemental Indenture and the transactions contemplated hereby;

     (f) The Trustee shall have received on the Second Supplement Effective Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Second Supplement Effective Date and addressed to the Holders, substantially in the form of ANNEX III attached hereto;

     (g) On the Second Supplement Effective Date, (A)(i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited, and (ii) a general moratorium on commercial banking activities in the State of California of the State of New York shall not have been declared by either federal or state authorities and (B) (i) any necessary written consents to this Supplemental Indenture and the transactions contemplated hereby have been, or on the Second Supplement Effective Date will be, obtained by the Company from the lenders under the Loan Agreements and (ii) the Trustee shall have received from the Holders a certificate dated the Second Supplement Effective

                                       33.

Date, stating that the Holders shall have received evidence satisfactory to them that any consents required pursuant to subparagraph (B)(i) of this
Section 3.01(g) shall have been received;

     (h) The Company shall have deposited with the Trustee $18,500,000 in immediately available funds to be applied to the redemption of Notes pursuant to Section 4.10 and shall have delivered to the Trustee irrevocable written instructions to so apply and disburse such funds if the Second Supplement Effective Date shall have occurred; and

     (i) The Company shall have issued to the order of each Holder and delivered to the Trustee an Interest Note in the amount of interest payable to such Holder pursuant to Section 4.11.

                                  ARTICLE FOUR
                               SUNDRY PROVISIONS

SECTION 4.01 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Except to the extent modified by this Supplemental Indenture, the Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture and the First Supplemental Indenture. In addition, the Company represents and warrants to, and covenants and agrees with, each Holder that:

     (a) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the Prospectus and the SEC Reports and as currently conducted, and (ii) in the case of the Company, to execute, deliver and perform its obligations under this Supplemental Indenture, the Notes and the other agreements executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby.

     (b) CAPITALIZATION. The capitalization of the Company as of September 30, 1998 is as set forth in the Third Quarter Form 10-Q; the authorized Common Stock consists of 40,000,000 shares, of which 20,317,313 shares were outstanding on October 26, 1988; no shares of preferred stock of the Company are outstanding; and on the Second Supplement Effective Date there will be no material increase in the number of shares of Common Stock outstanding (except for not more than 4,700,000 shares issued upon the exercise of options and warrants outstanding on the date hereof) and no increase in the number of shares of preferred stock outstanding. The Company does not have outstanding any securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock other than the Notes, options granted under the stock option and similar plans and arrangements which have been adopted by the Company and the convertible promissory note in the principal amount of $6,000,000 issued to Sanofi S.A., which is referenced in the prospectus relating to the Notes and there will be no antidilution or similar adjustment to such stock options or convertible promissory note which arises by reason of the amendments provided for herein or the conversion of the Notes in accordance with their terms.

                                       34.

     (c) CONCERNING THE SHARES THE COMMON STOCK. The Conversion Shares, when issued upon conversion of the Notes, and the Payment Shares, when issued in payment of interest on the Notes, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or to purchase or otherwise acquire the Notes. The Company has duly reserved a sufficient number of shares as necessary to enable the Company to comply with the conversion provisions of the Notes, the Indenture and the Supplemental Indentures, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Notes, the Indenture and the Supplemental Indentures, as long as the Notes are outstanding. The Common Stock is listed for trading on Nasdaq and no suspension of trading in Common Stock is in effect. The Company has been notified by the NASD that the trading price of the Common Stock for purposes of Nasdaq listing criteria does not satisfy such criteria. The Company has initiated measures, to be implemented as described in the Preliminary December Meeting Proxy, to consummate a reverse stock split, which the Company expects will bring such trading price back into compliance with such criteria prior to the Common Stock being removed from listing for trading on Nasdaq as a result of such noncompliance.

     (d) CORPORATE AUTHORIZATION. The Transaction Documents have been duly and validly authorized by the Company; this Supplemental Indenture has been duly executed and delivered by the Company and, when duly executed and delivered by the Trustee, this Supplemental Indenture will be, and the Conversion Agent Agreement Amendment will be, when executed and delivered by the Company, the Trustee and the Conversion Agent, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and the Closing Conversion Tranche Notes, the Gated Conversion Tranche Notes and the Redemption-Gated Conversion Tranche Notes have been duly and validly authorized and, when authenticated by the Trustee and issued and delivered in accordance with the Indenture and this Supplemental Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture and this Supplemental Indenture.

     (e) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the passage of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the

                                       35.

properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary any of their respective properties or assets are bound or affected which conflict, breach, default, modification, lien, security interest, charge or encumbrance would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or the authority or ability of the Company to perform its obligations under the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which violation or contravention would have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or the authority or ability of the Company to perform its obligations under the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its material properties and to conduct its business or to make use thereof.

     (f) DESIGNATED SENIOR DEBT. The Company does not have any Designated Senior Debt except for the Obligations arising under the Loan Agreements and the Company shall not incur, assume or designate any Designated Senior Debt prior to or on the Second Supplement Effective Date. The Company has furnished to the Holders true and correct copies of the Loan Agreements, as amended to the date hereof and the Company will not amend or modify the Loan Agreements prior to or on the Second Supplement Effective Date.

     (g) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Second Supplemental Indenture or the effectiveness of the amendments provided for herein.

     (h) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body presently pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents.

     (i) COMPLIANCE WITH LAW AND OBLIGATIONS. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling,

                                       36.

transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violations would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole: and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim against the Company or any Subsidiary. After giving effect to the Consent referred to in Section 3.01(g)(ii) of this Second Supplemental Indenture, no default or event which, with notice or lapse of time, or both, would become a default has occurred and is continuing under any Loan Agreement. After giving effect to the consent referred to in Section 3.01(g)(ii) of this Second Supplemental Indenture the Company and each of the Subsidiaries has performed in all material respects its obligations required to be performed by it, and is not in default in any material respect, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder.

     (j) FINANCIAL CONDITION. On and as of the Second Supplement Effective Date, after giving effect to the transactions contemplated by the Transaction
Documents:

          (1) The fair salable value of the assets of the Company is not less than the amount that the Company reasonably expects will be required to be paid on the probable liability on the existing debts of the Company as they become absolute and matured;

          (2) The assets of the Company do not constitute unreasonably small capital for the Company to carry out its business as now conducted and as proposed to be conducted;

          (3) The Company does not intend to or believe that it will incur debts beyond its ability to pay such debts as they mature; and

          (4) The Company believes that no final judgments against it in actions for money damages currently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy all such judgments.

For purposes of this Section 4.01(j), "debt" means any legal liability, whether matured or unmatured liquidated or unliquidated, absolute, fixed or contingent.

     (k) CERTAIN NASD MATTERS. Based upon the letter, dated February 2, 1998, from the NASD to the Company, a copy of which has been provided to the Holders, the issuance of the Conversion Shares upon conversion of the Notes or the Payment Shares in payment of interest on the Notes are not subject to a requirement of Nasdaq for Stockholder Approval under Rule 4460(i) of Nasdaq, and the Company will not be limited by Rule 4460(i) of Nasdaq with respect to the number of Conversion Shares issuable upon conversion of the Notes or Payment Shares issued in payment of interest on the Notes in order to remain in compliance with the listing standards of Nasdaq.

                                       37.

     (l) RIGHTS AGREEMENT. Assuming that a Holder does not hold any shares of Common Stock other than as acquired upon conversion of the Notes, and subject to compliance with the limitation on the number of shares of Common Stock that may be held by such Holder as contained therein, the execution and delivery of this Agreement by the Company, the issuance of the Notes as contemplated by this Agreement, the issuance of the Conversion Shares upon conversion of the Notes and the other transactions contemplated by the Transaction Documents will not result in such Holder becoming an Acquiring Person, as defined in the Rights Agreement; and the Holders will be entitled with respect to the Shares to the benefits available to the holders of Common Stock under the Rights Agreement.

     (m) ABSENCE OF SOLICITATION COMPENSATION. The Company has not paid and will not pay directly or indirectly any commission or other remuneration to any Person for solicitation of consents of the Holders to this Supplemental Indenture.

SECTION 4.02 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity of this Supplemental Indenture.

SECTION 4.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.04 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 4.05 SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06 BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note registrar and their successors under the Original Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture or First Supplemental Indenture.

SECTION 4.07 GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.08 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.09 REFERENCE TO AND EFFECT ON INDENTURE. This Supplemental Indenture shall be construed as supplemental to the Indenture and the First Supplemental Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture and the First Supplemental Indenture. Except as set forth herein, the Indenture and the First Supplemental Indenture heretofore executed and delivered are hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the

                                       38.

purposes of the Notes supersede the provisions of the Indenture and the First Supplemental Indenture heretofore executed and delivered to the extent such Indenture and the First Supplemental Indenture heretofore executed and delivered are expressly inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

SECTION 4.10    CLOSING DATE REDEMPTION; EXCHANGE OF TRANCHE 1 NOTES AND
TRANCHE 2 NOTES.  (a)    On the Second Supplement Effective Date, Outstanding
Notes in the aggregate principal amount of $18,500,000 shall become redeemable and shall become due and payable at an aggregate Redemption Price of $18,500,000, and from and after the Second Supplement Effective Date, the principal amount of Notes so redeemable shall cease to bear interest. Each Holder shall be paid such Holder's rateable share (based on the proportion that the aggregate principal amount of the Outstanding Notes held by such Holder on the Second Supplement Effective Date bears to the aggregate principal amount of all of the Outstanding Notes on the Second Supplement Effective Date) of such aggregate Redemption Price upon such Holder's surrender to the Trustee of all Outstanding Tranche 1 Notes and Tranche 2 Notes held by such Holder on the Second Supplement Effective Date (in each case duly endorsed by such Holder or its attorney duly authorized in writing). No portion of the unpaid interest accrued on the portion of the Notes so redeemed shall be paid upon such redemption. Such unpaid accrued interest shall be payable in the manner provided in Section 4.11 of this Supplemental Indenture.

     (b) Upon surrender as specified in paragraph (a) of this Section 4.10 by any Holder of the Tranche 1 Notes and Tranche 2 Notes held by such Holder on the Second Supplement Effective Date, the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, new Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes so surrendered by such Holder remaining Outstanding (such amount being such Holder's "Second Supplement Post-Redemption Outstanding Amount") after giving effect to the redemption provided for in paragraph (a) of this Section 4.10, such Notes to be comprised of the following:

      (i) a Closing Conversion Tranche Note, in a principal amount equal to 24.4897959% of such Holder's Second Supplement Post-Redemption Outstanding Amount MINUS such principal amount, if any, of Notes of such Holder as has been specified for conversion in a Conversion Notice pertaining to the Closing Conversion Tranche Notes a copy of which has been delivered to the Trustee concurrently with or prior to such surrender;

     (ii) a Gated Conversion Tranche Note, in a principal amount equal to 24.4897959% of such Holder's Second Supplement Post-Redemption Outstanding Amount; and

    (iii) a Redemption-Gated Conversion Tranche Note, in a principal amount equal to the remainder of such Holder's Second Supplement Post-Redemption Outstanding Amount.

The Trustee shall promptly cancel each Tranche 1 Note and Tranche 2 Note surrendered as specified in paragraph (a) of this Section 4.10 and return such canceled Notes to the Company or dispose of such canceled Notes as directed by the Company.

                                       39.

SECTION 4.11 INTEREST PROVISIONS APPLICABLE TO NOTES REDEEMED ON SECOND SUPPLEMENT EFFECTIVE DATE. Notwithstanding any provisions in the Indenture or First Supplemental Indenture to the contrary, unpaid interest accrued to the date of redemption on any portion of the Notes redeemed as provided in
Section 4.10(a) of this Second Supplemental Indenture shall not be payable until the Interest Payment Date of December 15, 1998, and on such Interest Payment Date such interest (to be evidenced by an interest payment note in the form attached hereto as ANNEX IV (an "Interest Note")) shall become due and payable otherwise in accordance with the terms applicable to the payment of interest on the Notes provided for in the Indenture and First Supplemental Indenture (including, without limitation, terms providing for payment pursuant to the Stock Payment Option).

SECTION 4.12 ENFORCEABLE OBLIGATION. The Company represents and warrants that upon authentication and delivery of the Restructuring Notes pursuant to
Section 4.10(b) of this Supplemental Indenture, such Restructuring Notes shall not be subject to any offset, reduction, counterclaim or disallowance of any sort arising from any failure to receive the purchase price payable upon issuance of the Tranche 1 Notes and Tranche 2 Notes exchanged for such Restructuring Notes pursuant to such Section 4.10(b).

SECTION 4.13 AMENDMENTS. In addition to the requirements of Section 902 of the Original Indenture and Section 9.11 of the First Supplemental Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change the obligations of the Company to redeem or repurchase Notes pursuant to Section 6.01 of the First Supplemental Indenture or Article Seven of the First Supplemental Indenture or reduce the Redemption Price, in each case after giving effect to the amendments provided for in this Supplemental Indenture.

SECTION 4.14 TRANSFERS OF NOTES. Unless a Holder shall have obtained the prior written consent of the Company, such Holder may not sell, assign or otherwise transfer any Restructuring Note of such Holder other than (1) to a Permitted Transferee or (2) in connection with a bona fide pledge to a financial institution.

                                       40.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        CYGNUS, INC.


                                        By: /s/ John Hodgman
                                            ----------------------------------
                                            John Hodgman
                                            President and Chief Executive
                                            Officer

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A.,
                                        AS TRUSTEE


                                        By: /s/ Joni D'Amico
                                            ----------------------------------
                                            Joni D'Amico
                                            Assistant Vice President


October 28, 1998

                                       41.

State of            )
         -----------
                    ) ss.:
County of           )
          ----------

     On the _______ day of ______________, 1998, before me personally came two credible witnesses, being by me duly sworn, did depose and say that _____________________ resides at _____________________________________, that he is the ____________________________ of CYGNUS, INC., one of the
corporations described in and which executed the above instrument; that she or he knows the corporate seal of said corporation; that the seal affixed to said instrument is said seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that she or he signed her or his name thereto by like authority.


                                        [Notary Signature and Stamp]




                                       42.

                                       ANNEX I

                           TO SECOND SUPPLEMENTAL INDENTURE

                     FORM OF CONVERSION AGENT AGREEMENT AMENDMENT

                         CONVERSION AGENT AGREEMENT AMENDMENT


          This Conversion Agent Agreement Amendment (the "Amendment") is entered into as of October __, 1998, by and among CYGNUS, INC., a Delaware corporation (the "Company"), CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Conversion Agent (the "Conversion Agent"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee (the "Trustee").


                                 W I T N E S S E T H:

          WHEREAS, the Company and the Trustee are executing and delivering, one to the other, a Second Supplemental Indenture, a form of which is attached hereto as Exhibit A, (the "Second Supplemental Indenture"), dated as of the date hereof amending the Indenture dated February 3, 1998 (the "Original Indenture") as amended by the First Supplemental Indenture, dated as February 3, 1998 (the "First Supplemental Indenture"), providing for the issuance by the Company of $43,000,000 aggregate principal amount of 4% Senior Subordinated Convertible Notes due 2005 (the "Notes");

          WHEREAS, the Company, the Conversion Agent and the Trustee have entered into that certain Conversion Agent Agreement dated as of February 3, 1998 (the "Conversion Agent Agreement");

          WHEREAS, Section 6(f) of the Conversion Agent Agreement provides that the Conversion Agent Agreement may be amended provided such amendment is in writing signed by the Company, the Conversion Agent and the Trustee with the prior written consent of the Majority Holders (as defined in the First Supplemental Indenture);

          WHEREAS, the Majority of Holders have agreed, by prior written consent, to the amendment of the Conversion Agent Agreement to reflect the terms of the Second Supplemental Indenture;

          WHEREAS, the Trustee has agreed in accordance with the Original Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, to maintain the register of Holders and the records of transfer of Notes;

          NOW THEREFORE, the Company, the Conversion Agent and the Trustee, for the benefit of the Holders, hereby agree as follows:

          1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Conversion Agent Agreement, and the rules of construction set forth in the Conversion Agent Agreement shall likewise govern this Amendment.

          2. AMENDMENT OF REFERENCES TO AND PROVISIONS RELATING TO THE ORIGINAL INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE AND PROVISIONS THEREOF. The Conversion Agreement is hereby amended such that all references in the Conversion Agent Agreement to, and provisions of the Conversion Agent Agreement relating to, the Original Indenture and the First Supplemental Indenture and the respective provisions thereof shall be deemed to be references to, and provisions relating to, the Original Indenture and First Supplemental Indenture and their respective provisions in each case, as amended by the Second Supplemental Indenture.

          3. FORM OF CONVERSION NOTICE. From and after the effectiveness of the Second Supplemental Indenture, the form of conversion notice for the Notes shall be the form of Notice of Conversion of 5.5% Senior Subordinated Convertible Notes due 2000 as set forth in Section 2.04 of the Second Supplemental Indenture.

          4.    MISCELLANEOUS.

          (a) This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

          (b) This Amendment may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Amendment bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) On and after the date hereof, each reference in the Conversion Agent Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Conversion Agent Agreement, and each reference to the Conversion Agent Agreement in the Original Indenture, First Supplemental Indenture and Second Supplemental Indenture and documents delivered in connection therewith, shall mean and be a reference to the Conversion Agent Agreement as amended hereby.

                                       2.

          IN WITNESS WHEREOF, this Conversion Agent Agreement Amendment has been duly executed by the parties hereto by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                                        CYGNUS, INC.



                                        By
                                          --------------------------------------
                                            Name:
                                            Title:


                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                         as Conversion Agent


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A.,
                                         as Trustee



                                        By
                                          --------------------------------------
                                           Name:
                                           Title:

                                      EXHIBIT A

                            SECOND SUPPLEMENTAL INDENTURE

                                       ANNEX II

                           TO SECOND SUPPLEMENTAL INDENTURE

                              FORM OF LETTER OF CONSENT

                                  LETTER OF CONSENT

                      TO CONSENT TO CERTAIN INDENTURE AMENDMENTS
                                  WITH RESPECT TO THE
                  4 % SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2005
                                          OF

                                     CYGNUS, INC.

                                   PURSUANT TO THE
                            CONSENT SOLICITATION STATEMENT
                                DATED OCTOBER 26, 1998

                                   TO CYGNUS, INC.:



           BY HAND DELIVERY OR
           OVERNIGHT COURIER:                     FACSIMILE TRANSMISSION

   C/O BROBECK, PHLEGER & HARRISON LLP               (415) 442-1010
     ONE MARKET, SPEAR STREET TOWER
        SAN FRANCISCO, CA  94105
 ATTENTION:  LAURA DE PETRA/DOUGLAS YOUNG

                       CONFIRM BY TELEPHONE:  (415) 442-1265


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF CONSENT IS COMPLETED.

--------------------------------------------------------------------------------
                  DESCRIPTION OF NOTES AS TO WHICH CONSENT IS GIVEN
--------------------------------------------------------------------------------
            (1)                        (2)                       (3)
  Name(s) and Address(es)              Note             Aggregate Principal
         of Holder              Certificate No(s).      Amount of Notes Held
--------------------------------------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------
                                                      TOTAL:
--------------------------------------------------------------------------------

PLEASE READ THIS ENTIRE LETTER OF CONSENT CAREFULLY BEFORE SIGNING BELOW.

     Holders who wish to consent to the Proposed Amendments must complete the box on the preceding page entitled "DESCRIPTION OF NOTES AS TO WHICH CONSENT IS GIVEN" and sign below.

PLEASE READ THE INFORMATION REGARDING CONSENT AND THE INSTRUCTIONS INCLUDED HEREIN CAREFULLY

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Consent Solicitation Statement dated October 26, 1998 (the "Consent Solicitation Statement") of Cygnus, Inc. (the "Company") and the forms of Second Supplemental Indenture and Conversion Agent Agreement Amendment delivered to the undersigned along with this Letter of Consent. The proposed amendments to the Indenture and Conversion Agent Agreement described in the Consent Solicitation Statement to be effected by the Second Supplemental Indenture and the Conversion Agent Agreement Amendment are herein referred to as the "Proposed Amendments." Capitalized terms used herein and not otherwise defined herein (including in the Information Regarding Consent and in the Instructions) will have the meanings ascribed thereto in the Consent Solicitation Statement.

     Upon the terms and subject to the conditions of the Consent Solicitation Statement and this Letter of Consent, the undersigned hereby consents to the Proposed Amendments in respect of the Notes indicated above. The undersigned hereby appoints the Company to deliver the Consent contained herein to State Street Bank and Trust, N.A. (the "Trustee").

     The undersigned Registered Holder hereby represents and warrants to, and covenants and agrees with, the Company as follows:

     (a) ACCREDITED INVESTOR. The undersigned Registered Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

     (b) DOCUMENTS AND INFORMATION. The undersigned Registered Holder has received the Registration Statement and the Prospectus, as such terms are defined in the Indenture, and the SEC Reports, as such term is defined in the Second Supplemental Indenture, and has had an opportunity to review and to ask questions of the Company regarding the Registration Statement, the Prospectus and the SEC Reports.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     The undersigned recognizes that, under certain circumstances set forth in this Letter of Consent and the Consent Solicitation Statement, the Company is not required to accept any of the Consents delivered. Consents with respect to any Note will not be counted if such Holder's Consent is defective, unless the Company waives such defect.

     The undersigned understands that delivery of Consents pursuant to the procedures described herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of this Letter of Consent.

                                       2.

     This Letter of Consent must be signed by the Registered Holder of the Notes as its name appears on the certificates for the Notes, or by Nominees authorized to sign by the Registered Holder as evidenced by an executed proxy. If there are two or more Nominees, each should sign. If a signatory is a corporation, please give full corporate names and have a duly authorized officer sign, stating title. If a signatory is a partnership or trust, please sign in partnership or trust name by a duly authorized person. If a signatory is a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 3.

                    PLEASE SIGN ON NEXT PAGE WHERE INDICATED


                                       3.

                              PLEASE SIGN BELOW
                          (SEE INSTRUCTIONS 1 AND 3)

--------------------------------------------------------------------------------

   X_________________________________________________________________________

   X_________________________________________________________________________
          Signature(s) of Registered Holder                       Date

                        PLEASE TYPE OR PRINT INFORMATION BELOW

   Name(s)__________________________________________________________________
                              (Please Type or Print)
   Capacity: _______________________________________________________________

   Address:_________________________________________________________________
  (Including Zip Code)

--------------------------------------------------------------------------------

                                       4.

                            INFORMATION REGARDING CONSENT

     Reference is hereby made to (i) the Indenture, dated as of February 3, 1998 (the "Original Indenture") by and between the Company and the Trustee, as amended by the First Supplemental Indenture dated as of February 3, 1998, by and between the Company and the Trustee (the "First Supplemental Indenture"; the Original Indenture, as amended by the First Supplemental Indenture being the "Indenture"), (ii) the outstanding 4% Senior Subordinated Convertible Notes due 2005 issued pursuant to the Indenture (the "Notes"), (iii) the proposed Second Supplemental Indenture (the "Second Supplemental Indenture") between the Company and the Trustee relating to the Indenture and the proposed Conversion Agent Agreement Amendment (the "Conversion Agent Agreement Amendment") among the Company, ChaseMellon Shareholder Services, L.L.C. (the "Conversion Agent") and the Trustee relating to the Conversion Agent Agreement, and (iv) the Consent Solicitation Statement, relating to the solicitation (the "Consent Solicitation") of consents (the "Consents"), upon the terms and subject to the conditions set forth in the Second Supplemental Indenture and in this Letter of Consent and the instructions included herewith. Terms defined in the Indenture and used without other definition herein shall have the respective meanings assigned to such terms in the Indenture.

     Adoption of the Proposed Amendments requires the consents of all of the Holders of the outstanding Notes as of the date of the Consent Solicitation Statement (the "Requisite Consents"). If, as of the Expiration Date (as defined below), the Company has received the Requisite Consents, certain other conditions set forth herein have been satisfied or waived and the Company has not determined as of such date to extend the Expiration Date or terminate the Consent Solicitation, then the Company and the Trustee will execute and deliver the Second Supplemental Indenture and the Company, the Trustee and the Conversion Agent will execute and deliver the Conversion Agent Agreement Amendment thereby providing for the Proposed Amendments to be effected.

     Only (i) those persons in whose name the Notes are registered in the Security Register (as defined in the Indenture) maintained pursuant to the Indenture as of the date of the Consent Solicitation Statement (referred to herein as "Registered Holders"); or (ii) persons who hold valid proxies which authorize such persons (or any persons claiming title by or through such persons) to give consent with respect to the Consent Solicitation (collectively, the "Nominees"), will be eligible to consent to the Proposed Amendments.

     THE CONSENT SOLICITATION IS NOT BEING MADE TO (NOR WILL THE DELIVERY OF CONSENTS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     This Letter of Consent is being furnished to the Registered Holders on or about October 26, 1998. Nominees as of the close of business on the date of the Consent Solicitation Statement (October 26, 1998) authorized by the proxy referred to above will be entitled to notice of and will be entitled to execute and deliver Letters of Consent relating to Consents to the Proposed Amendments. The Consent Solicitation will expire at 5:00 p.m., New York City time, on October 28, 1998 unless extended by the Company (the "Expiration Date"). The Company reserves the right to extend the Expiration Date at any time and from time to time, whether or not the Requisite Consents have been received. Any such extension will be followed as promptly as practicable by notice thereof.

                                       5.

                                 INSTRUCTIONS

     FORMING PART OF THE TERMS AND CONDITIONS OF THE LETTER OF CONSENT

     1. DELIVERY OF LETTER OF CONSENT. A properly completed Letter of Consent, or facsimile(s) thereof duly executed by the Registered Holder and any other documents required by this Letter of Consent, must be received by the Company, care of its counsel, at its address set forth herein on or prior to the Expiration Date.

     The method of delivery of this Letter of Consent and any other required document is at the election and risk of the consenting Holder, and except as otherwise provided below, the delivery will be deemed made when actually received by the Company, care of its counsel. If such delivery is by mail, it is recommended that Holders use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

     If the person signing the Letter of Consent is not the Registered Holder of the Notes pursuant to which a Consent is being delivered, then such person must obtain from the Registered Holder, and submit to the Company, a proxy acceptable to the Company.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Consents will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any and all Consents not validly given or any Consents, the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of the Consent Solicitation (including this Letter of Consent and the instructions hereto). Any such determinations by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Letters of Consent must be cured within such time as the Company shall determine. None of the Company, the Trustee or any other person shall be under any duty to give notification of defects or irregularities with respect to deliveries of Letters of Consent, nor shall any of them incur any liability for failure to give such notification.

     2. CONSENT TO PROPOSED AMENDMENTS. Only (i) Registered Holders or (ii) Nominees will be eligible to consent to the Proposed Amendments.

     If, as of the Expiration Date, the Company has received the Requisite Consents and certain other conditions set forth herein have been satisfied or waived in a manner acceptable to the Company, in its sole discretion, and the Company has not determined as of such date to extend the Expiration Date or terminate the Consent Solicitation, then the Company and the Trustee will execute and deliver the Second Supplemental Indenture and the Company, the Trustee and the Conversion Agent will execute and deliver the Conversion Agent Agreement Amendment thereby providing for the Proposed Amendments to be effected. The provisions of the Indenture to be modified by the Proposed Amendments will remain in effect in their existing form until such time as the Proposed Amendments become operative. Upon the execution and delivery of the Second Supplemental Indenture by the Company and the Trustee, the Second Supplemental Indenture will be binding upon each Holder.

     3. SIGNATURES ON THIS LETTER OF CONSENT AND ENDORSEMENTS. Consents by Nominee(s) should be executed in exactly the same manner as the name(s) appear(s) on the Notes. If the Notes to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other registered holder acting in a fiduciary or representative capacity, such person should so indicate when signing. If Notes are registered in different names, separate Letters of Consent must be executed with respect to each such registered name.

     4. WAIVER OF CONDITIONS. The Company expressly reserves the right to modify or waive, at any time or from time to time, the terms of the Consent Solicitation and the Proposed Amendments, in any manner it deems necessary or advisable.

     5. EXPIRATION DATE; EXTENSIONS. The term "Expiration Date" means 5:00 p.m., New York City time, on October 28, 1998, unless the Company, in its sole discretion, extends the period during which the Consent

                                       6.

Solicitation is open, in which event the term "Expiration Date" means the latest time and date to which the Consent Solicitation is so extended. The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consents have been received.

     The Company reserves the right (i) to decline to accept the Consents for any reason, (ii) to delay accepting any Consents, to extend the Consent Solicitation or to terminate the Consent Solicitation, and to accept Letters of Consent not previously accepted or (iii) to amend or modify the terms of the Consent Solicitation in any manner.

     If the Company makes a material change in the terms of, or information concerning, the Consent Solicitation or the Proposed Amendments, or waives any condition related thereto that results in a material change to the circumstances of the Consent Solicitation, then the Company will disseminate additional solicitation materials to the extent necessary and will extend the Consent Solicitation to the extent necessary in order to permit the Holders of the Notes adequate time to consider such materials and, if they so choose, to revoke their Consents. The minimum period that the Expiration Date will be extended will depend upon the specific facts and circumstances, including the relative materiality of the terms and information.

     6. TAX INFORMATION. All Registered Holders are urged to consult with their tax advisors to determine what, if any, effect the Proposed Amendments will have on their tax obligations.

     7. PROCEDURES FOR CLOSING DATE REDEMPTION; DELIVERY OF RESTRUCTURING TRANCHE NOTE. On the Second Supplement Effective Date, Outstanding Notes in the aggregate principal amount of $18,500,000 shall become redeemable and shall become due and payable at an aggregate Redemption Price of $18,500,000 (the "Closing Redemption Payment"), and from and after the Second Supplement Effective Date, the principal amount of Notes so redeemable shall cease to bear interest. Each Holder shall be paid such Holder's ratable share (based on the proportion that the aggregate principal amount of the Outstanding Notes held by such Holder on the Second Supplement Effective Date bears to the aggregate principal amount of all of the Outstanding Notes on the Second Supplement Effective Date) of such aggregate Redemption Price upon such Holder's surrender to the Trustee of all Outstanding Tranche 1 Notes and Tranche 2 Notes held by such Holder on the Second Supplement Effective Date (in each case duly endorsed by such Holder or its attorney duly authorized in writing). In order to receive payment of its full ratable share of the Closing Redemption Payment, each Holder must surrender all Outstanding Notes hold by such Holder to the Trustee at the Corporate Trust Office, which is the following:

                State Street Bank and Trust Company of California, N.A. Library Tower
                633 West 5th Street, 12th Floor
                Los Angeles, CA 90071

          No portion of the unpaid interest accrued on the portion of the Notes so redeemed shall be paid upon such redemption. Such unpaid accrued interest shall be payable in the manner provided in Section 4.11 of the Second Supplemental Indenture.

          Upon surrender as specified above by any Holder of the Tranche 1 Notes and Tranche 2 Notes held by such Holder on the Second Supplement Effective Date, the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, new Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes so surrendered by such Holder remaining Outstanding (such amount being such Holder's "Second Supplement Post-Redemption Outstanding Amount") after giving effect to the redemption described above, such Notes to be comprised of the following:

                (i) a Closing Conversion Tranche Note, in a principal amount equal to 24.4897959% of such Holder's Second Supplement Post-Redemption Outstanding Amount MINUS such principal amount, if any, of Notes of such Holder as has been specified for conversion in a Conversion Notice pertaining to the Closing Conversion Tranche Notes a copy of which has been delivered to the Trustee concurrently with or prior to such surrender;

                (ii) a Gated Conversion Tranche Note, in a principal amount equal to 24.4897959% of such Holder's Second Supplement Post-Redemption Outstanding Amount; and

                                       7.

                (iii) a Redemption-Gated Conversion Tranche Note, in a principal amount equal to the remainder of such Holder's Second Supplement Post-Redemption Outstanding Amount.

     8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for consenting, as well as requests for additional copies of the Consent Solicitation and this Letter of Consent, may be directed to Brobeck, Phleger & Harrison LLP, One Market Plaza, Spear Street Tower, San Francisco, CA,
Attention: Laura M. de Petra, (415) 442-0900.

                                       8.

                                      ANNEX III
                                          to
                            Second Supplemental Indenture

                                   FORM OF OPINION
                                          OF
                           BROBECK, PHLEGER & HARRISON LLP

                                   October 28, 1998

To the Parties Listed on Schedule A hereto (the "Holders")

          Re:   CYGNUS, INC.

Ladies and Gentlemen:

          This opinion letter is furnished to you pursuant to Section 3.01(f) of the Second Supplemental Indenture, dated as of October 28, 1998 (the "Second Supplemental Indenture"), by and between Cygnus, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), relating to the Notes (as defined herein). We have acted as counsel for the Company in connection with the Company's entry into the Second Supplemental Indenture, which, among other things, provides for a partial redemption of and certain modifications of the terms of the Company's 4% Senior Subordinated Convertible Notes due 2005 (collectively, the "Notes" and, as amended pursuant to the Second Supplemental Indenture, the "Restructured Notes"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Second Supplemental Indenture.

          In connection with the opinions expressed herein we have made such examination of matters of law and fact as we considered appropriate or advisable for purposes hereof. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public of officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter. In addition, we have examined the following documents (the items referred to in subclauses (i) through (iii) below herein referred to as the "Transaction Documents"):

          (i)    an executed copy of the Second Supplemental Indenture;

          (ii) the Restructuring Tranche Notes executed by the Company and payable to the several Holders;

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 2

          (iii)  an executed copy of the Conversion Agent Agreement Amendment;

          (iv) the Letters of Consent relating to the Second Supplemental Indenture executed by each of the Holders (the "Holder Consents");

          (v) the Certificate of Incorporation of the Company, including all amendments thereto, as in effect on the date hereof;

          (vi) the Bylaws of the Company, including all amendments thereto, as in effect on the date hereof;

          (vii) resolutions of the Board of Directors of the Company adopted at a duly called regular meeting on September 23, 1998, authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby;

          (viii) the certificate, dated the date hereof, of the Chief Executive Officer of the Company, delivered pursuant to Section 3.01(d) of the Second Supplemental Indenture;

          (ix) the certificate, dated the date hereof, of the Secretary of the Company, delivered pursuant to Section 3.01(e) of the Second Supplemental Indenture, certifying: (A) the Certificate of Incorporation and Bylaws of the Company as in effect on such date, and (B) a true copy of the resolutions of the Board of Directors of the Company referred to above;

          (x) correspondence dated February 2, 1998 from the Nasdaq Stock Market, Inc. concerning the application of Section 4460(i)(1)(D) to the issuance of the Notes (the "NASD letter") and the letters of this firm relating thereto; and

          (xi) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

          We have also examined photostatic or facsimile copies of the agreements (the "Material Agreements") identified as such to us in a certificate executed by the Chief Executive Officer of the Company (a copy of which has been provided to the Trustee) and any consents executed in connection with the Material Agreements. In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion. In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 3

investigation upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Second Supplemental Indenture and upon certificates and statements and of government officials and representatives of the Company.

          We have also assumed: (A) with respect to documents executed by parties other than the Company, (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party and
(iii) that such documents constitute the legal, valid and binding obligations of each such party; (B) that the representations and warranties made in the Holder Consents by the Holders are true and correct; and (C) that each Holder has filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority (i) to own, lease and operate its properties and to carry on its business as, to our knowledge, it is now being conducted, (ii) to execute, deliver and perform its obligations under the Transaction Documents and (iii) to consummate the transactions contemplated by the Transaction Documents.

          2. The Transaction Documents (i) have been duly and validly authorized and duly executed and delivered by the Company and (ii) constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          3. The Shares have been duly authorized and, when issued upon conversion of the Restructured Notes or in payment of interest on the Restructured Notes in accordance with the terms of the Restructured Notes, will be validly issued, fully paid and non-assessable.

          4. The authorized capital stock of the Company is (i) 40,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock (the "Preferred Stock"). To our knowledge, based solely upon information received from the transfer agent for the Common Stock, 20,317,313 shares of Common Stock were outstanding on October 26, 1998, and no shares of Preferred Stock are outstanding. There are no preemptive or, to our knowledge, similar rights outstanding of any stockholder of the Company that would entitle such stockholder to acquire the Restructured Notes or the Shares. The Common Stock is (as of the date hereof) listed for trading on the Nasdaq National Market ("Nasdaq") and, to our knowledge, no suspension of trading in the Common Stock is in effect. The Shares have been duly listed for trading on Nasdaq.

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 4

          5. In reliance on the NASD letter, the Company is not required to obtain the consents, approvals or authorizations of, or to make any filing with, any governmental authority or agency under the Delaware General Corporation Law or the laws of the State of New York, as presently in effect and interpreted, or of the stockholders of the Company, in connection with the amendment of the Notes or the issuance of the Shares, as each is contemplated by the Transaction Documents, other than such as may be required under any applicable state securities or "blue sky" laws, as to which we express no opinion, and such as have been obtained or made.

          6. Except for those matters disclosed in the SEC Reports, we are not aware that there is any action, suit, proceeding, inquiry or investigation before or by any court, public board or governmental body pending, or threatened in writing, against the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company or the transactions contemplated by the Transaction Documents or which, if determined adversely to the Company, would be likely to have a material adverse effect on the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents.

          7. The execution, delivery and performance by the Company of the Transaction Documents and the amendment of the Notes as provided in the Second Supplemental Indenture, the issuance of the Shares upon conversions of the Restructured Notes or in payment of interest on the Restructured Notes, and the fulfillment of and the compliance with the terms of the Transaction Documents by the Company, will not (i) violate or be in conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate or be in conflict with any federal or New York law, statute, rule or regulation which to our knowledge are applicable to the Company or the Delaware General Corporation Law, as presently in effect and interpreted, or (iii) constitute a material breach of, or result in a material default under, any term or provision of any Material Agreement.

          8. No registration or filing by the Company with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), or the Trust Indenture Act of 1939, as amended, is required in connection with the execution, delivery and performance of the Transaction Documents. The offer and sale of the Shares by the Company to the Holders upon conversion of the Restructured Notes or in payment of interest on the Restructured Notes, as the case may be, is covered by the registration statement filed by the Company on Form S-3 (Registration No. 333-39275) and no further registration of such Shares under the 1933 Act is required due to the amendment of the Notes as provided in the Transaction Documents to permit resale of such Shares by the Holders that are not affiliates (as defined in Rule 144(a) promulgated under the 1933 Act) of the Company. The Notes may be amended pursuant to the terms of the Transaction Documents without registration under the 1933 Act because either (i) the Restructured Notes do not constitute new securities for purposes of the 1933 Act or (ii) if the Restructured Notes do constitute new securities for purposes of the 1933 Act, such new

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 5

securities may be exchanged for the Notes as provided in the Second Supplemental Indenture without registration under the 1933 Act pursuant to
Section 3(a)(9) of the 1933 Act.

          9. Based solely upon the NASD Letter, the amendment of the Notes as provided in the Second Supplemental Indenture and the issuance of the Shares upon conversion of the Restructured Notes or in payment of interest on the Restructured Notes are not subject to a requirement of Nasdaq for Stockholder Approval under Rule 4460(i) of Nasdaq.

          Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this firm who have devoted substantive attention to the transactions contemplated by the Transaction Documents or who are presently involved in substantive legal representation of the Company (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

          This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions.

          Our opinions in paragraph 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, state securities laws or any local law. Further, we express no opinion as to compliance or noncompliance by the Holders with any federal, state or other law
(i) requiring the Holders to be licensed as a bank, finance company or other type of financial institution, (ii) pertaining to matters regulating the assets held by the Holders on the basis of portfolio requirements or the Holders' capitalization, such as loan limits and capital adequacy requirements, and (iii) otherwise applicable to the Holders and relating to its legal or regulatory status or the nature of its business.

          The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions:

          (a) The validity, binding nature and enforceability of the Company's obligations under the Transaction Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (ii) general principles of equity (whether relief is

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 6

sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent juries-diction in awarding specific performance or injunctive relief and other equitable remedies; and (iii), without limiting the generality of the foregoing, the effect of court decisions and statutes which indicate that provisions of the Transaction Documents which permit the Holders or any other person or entity ("Person") to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Holders or such other Person.

          (b)    We express no opinion as to:

                 (1) the enforceability of provisions of the Transaction Documents pursuant to which the Company agrees to make payments without set-off, defense or counterclaim;

                 (2) under certain circumstances, provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                 (3) provisions prohibiting waivers of any terms or provisions of any of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                 (4) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

                 (5) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum NON CONVENIENS, in connection with any litigation arising out of or pertaining to the Transaction Documents;

                 (6) provisions providing for an increase in the rate of interest or imposing a late charge or penalty in the event of delinquency or default;

To the Parties Listed on Schedule A                            October 28, 1998
hereto                                                                   Page 7

                 (7) provisions imposing a prepayment charge, fee or penalty based upon a percentage or fraction of the amount prepaid or the amount outstanding under the Notes except in the case of a voluntary prepayment by the Company;

                 (8) provisions purporting to waive any applicable statutes of limitation;

                 (9) provisions authorizing the Holders to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by the Holders to or for the account of the Company;

                 (10) provisions of the Transaction Documents to the extent that they purport to exclude conflict of law principles under New York law;

                 (11) the enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

                 (12) remedial provisions which purport to permit the Holders or other persons to exercise remedies with respect to the Company otherwise than in accordance with applicable laws; and

                 (13) provisions purporting to waive illegality as a defense to the performance of contractual obligations or other defenses to performance which cannot as a matter of law be effectively waived.

          (c) Our opinions set forth in paragraphs 4 and 6 above are qualified by the matters referred to in Section 4.01(c) of the Second Supplemental Indenture.

          (d) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

          (e) We express no opinion concerning the past, present or future fair market value of any securities.

          (f) We express no opinion with respect to the Purchasable Shares (as defined in the Note Purchase Agreements).

          (g) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of any Holder's business.

To the Parties Listed on Schedule A                            October __, 1998
hereto                                                                   Page 8

          (h) Our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

          (i) We express no opinion as to provisions of the Transaction Documents purporting to establish an evidentiary standard or to authorize conclusive determinations by any party thereto r any other person allowing any party thereto or any other person to make determinations in its sole discretion.

          The opinions expressed herein are solely for your benefit in connection with the above transactions, and such opinions may not be relied on in any manner or for any purpose by any other Person, except the opinions expressed in paragraphs 3 and 8 may be relied upon by ChaseMellon Shareholder Services L.L.C., as transfer agent and registrar for the Common Stock. In addition, this opinion is rendered as of the date hereof, and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                             Very truly yours,

                                                                      SCHEDULE A

Delta Opportunity Fund, Ltd.

ACI/DA Investors I, LLC

Hudson Partnership, L.P.

OTATO Limited Partnership

Olympus Securities, Ltd.

Nelson Partners

CCG Capital Ltd.

CCG International Fund Ltd.

Advantage Fund II, Ltd.

Omicron Partners, L.P.

Aristeia Trading, LLC

Aristeia International, Limited

Koch Industries, Inc.

                                       ANNEX IV
                           TO SECOND SUPPLEMENTAL INDENTURE

                                FORM OF INTEREST NOTE

                               INTEREST PROMISSORY NOTE



 $___________________                                           October __, 1998


          FOR VALUE RECEIVED, the undersigned, CYGNUS, INC. a Delaware corporation (the "Company"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of _______________ (the "Holder"), the sum of _______________ DOLLARS
($__________) representing the interest due on the Notes redeemed on the Second Supplement Effective Date upon and subject to surrender of this Interest Promissory Note to the Trustee at the Corporate Trust Office. Terms used herein but not defined herein shall have the meanings assigned to them in the Second Supplemental Indenture (defined below).

          Such interest is payable in accordance with the terms applicable to the payment of interest on the Notes provided for in the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (including, without limitation, terms providing for payment pursuant to the Stock Payment Option). Any amount not paid when due hereunder shall bear Default Interest as provided in the First Supplemental Indenture.

          This promissory note is one of the Interest Notes referred to in, and is subject to and entitled to the benefits of, the Second Supplemental Indenture dated as of October ___, 1998 (as amended or modified from time to time, the "Second Supplemental Indenture") among the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee").

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                  CYGNUS, INC.

                                                  By
                                                    ---------------------------
                                                  Name:  John Hodgman
                                                  Title:  President and Chief
                                                           Executive Officer